EXHIBIT 99.2
NORTHROP GRUMMAN CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     On March 31, 2011, the company completed the spin-off to its shareholders of Huntington Ingalls Industries (HII), a wholly owned subsidiary. HII will continue to operate the business that was previously the company’s Shipbuilding segment (Shipbuilding) prior to the spin-off. The company completed a pro rata distribution to its shareholders of one share of HII common stock for every six shares of the company, or approximately 48.8 million shares of HII common stock. In connection with the spin-off, HII made a contribution of $1,429 million to the company. HII filed a registration statement with the SEC on Form 10 describing the spin-off that was declared effective on March 18, 2011.
     Prior to the completion of the spin-off, the company and HII entered into a Separation and Distribution Agreement and several other agreements that will govern the post-separation relationship. These agreements generally provide that each party will be responsible for its respective assets, liabilities and obligations following the spin-off, including employee benefits, intellectual property, information technology, insurance and tax-related assets and liabilities. The agreements allow for a settlement process surrounding the transfer of certain assets and liabilities, for which future adjustments could occur as these transfers are resolved. The agreements also describe the company’s future commitments to provide HII with certain transition services for up to one year. Now that the spin-off is completed, the companies will begin negotiations for subcontract agreements pursuant to which the company and HII will provide each other with specified services or products required under each party’s contracts at arm’s-length terms and pricing.
     The unaudited pro forma condensed consolidated financial information was derived from the historical consolidated financial statements and is being presented to give effect to the spin-off of Shipbuilding, which will be reported as a discontinued operation. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and accompanying notes. For purposes of the unaudited pro forma condensed consolidated statement of financial position, the company assumed that the spin-off occurred as of December 31, 2010, and for the unaudited pro forma consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008, the company assumed that the spin-off occurred at the beginning of the first period presented.
     The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable. The pro forma adjustments may differ from those that will be calculated to report Shipbuilding as a discontinued operation in the company’s future filings. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the company’s results of operations or financial position would have been had the spin-off occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the company’s future results of operations or financial position.
     The pro forma adjustments remove all Shipbuilding assets, liabilities, and results of operations, and give effect to the following transactions:
•	The transfer to HII of certain Northrop Grumman assets and liabilities that are specifically identifiable or otherwise allocable to HII and certain tax assets and liabilities as defined in the Tax Matters Agreement;

•	The elimination of intercompany balances and the company’s equity in HII;

•	The transfer to the company by HII of $1,429 million of cash;

•	The pro rata distribution to Northrop Grumman’s shareholders of record as of the Record Date of all shares of HII common stock that the company held, using a ratio of one share of HII common stock for every six shares of Northrop Grumman common stock outstanding;
See the notes to the unaudited pro forma condensed consolidated financial information for a more detailed discussion of these transactions.

NORTHROP GRUMMAN CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Year Ended December 31, 2010
			Pro Forma Adjustments

	Northrop Grumman				Other		Northrop Grumman
$ in millions, except per share amounts	Consolidated		Shipbuilding	[A]	Adjustments		Pro Forma

Sales and service revenues	$34,757		$(6,719)		$8	[B]	$28,046
Cost of sales and service revenues	31,687		(6,394)		(66)	[C]	25,227

Operating income	3,070		(325)		74		2,819
Other expense	(475)		42	[D]	(27)	[D]	(460)

Earnings from continuing operations before income taxes	2,595		(283)		47		2,359
Federal and foreign income taxes	557			[E]	(95)	[E]	462

Earnings from continuing operations	$2,038		$(283)		$142		$1,897

Basic earnings per share from continuing operations	$6.86						$6.39

Basic weighted average common shares outstanding	296.9						296.9

Diluted earnings per share from continuing operations	$6.77						$6.30

Diluted weighted average common shares outstanding	301.1						301.1

	Year Ended December 31, 2009
			Pro Forma Adjustments

	Northrop Grumman				Other		Northrop Grumman
$ in millions, except per share amounts	Consolidated		Shipbuilding	[A]	Adjustments		Pro Forma

Sales and service revenues	$33,755		$(6,213)		$9	[B]	$27,551
Cost of sales and service revenues	31,272		(5,914)		(76)	[C]	25,282

Operating income	2,483		(299)		85		2,269
Other expense	(217)		39		(27)	[D]	(205)

Earnings from continuing operations before income taxes	2,266		(260)		58		2,064
Federal and foreign income taxes	693			[E]	(61)	[E]	632

Earnings from continuing operations	$1,573		$(260)		$119		$1,432

Basic earnings per share from continuing operations	$4.93						$4.49

Basic weighted average common shares outstanding	319.2						319.2

Diluted earnings per share from continuing operations	$4.87						$4.43

Diluted weighted average common shares outstanding	323.3						323.3

	Year Ended December 31, 2008
			Pro Forma Adjustments

	Northrop Grumman				Other		Northrop Grumman
$ in millions, except per share amounts	Consolidated		Shipbuilding	[A]	Adjustments		Pro Forma

Sales and service revenues	$32,315		$(6,145)		$9	[B]	$26,179
Cost of sales and service revenues	29,518		(5,962)		(15)	[C]	23,541
Goodwill impairment	3,060		(2,490)		—		570

Operating (loss) income	(263)		2,307		24		2,068
Other expense	(257)		50		(27)	[D]	(234)

Earnings (loss) from continuing operations before income taxes	(520)		2,357		(3)		1,834
Federal and foreign income taxes	859			[E]	(38)	[E]	821

Earnings (loss) from continuing operations	$(1,379)		$2,357		$35		$1,013

Basic earnings (loss) per share from continuing operations	($4.12)						$3.03

Basic weighted average common shares outstanding	334.5						334.5

Diluted earnings (loss) per share from continuing operations	($4.12)						$2.97

Diluted weighted average common shares outstanding	334.5	[F]					341.6

NORTHROP GRUMMAN CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

	As of December 31, 2010
		Pro Forma Adjustments
						Cash	Northrop
	Northrop Grumman			Other		Transfer	Grumman
$ in millions	Consolidated	Shipbuilding	[A]	Adjustments		from HII	Pro Forma

Assets
Current Assets
Cash and cash equivalents	$3,701					$1,429	$5,130
Accounts receivable, net	4,057	$(728)					3,329
Other current assets	2,146	(296)		(301)	[G]		1,549

Current assets	$9,904	$(1,024)		$(301)		$1,429	$10,008
Property, plant, and equipment, net	5,042	(1,997)					3,045
Goodwill	13,517	(1,141)					12,376
Other assets	2,958	(606)		(154)	[G]		2,198

Total assets	$31,421	$(4,768)		$(455)		$1,429	$27,627

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt and notes payable	$784						$784
Trade accounts payable	1,846	(274)					1,572
Other current liabilities	5,756	(720)		(236)	[G]		4,800

Current liabilities	8,386	(994)		(236)			7,156
Long-term debt, net of current portion	4,045	(105)					3,940
Pension and post-retirement plan liabilities	4,116			(947)	[G]		3,169
Other long-term liabilities	1,317	(374)		(146)	[G]		797

Total liabilities	17,864	(1,473)		(1,329)			15,062

Equity
Other shareholders’ equity	16,314	(3,295)		354		1,429	14,802
Accumulated other comprehensive loss	(2,757)			520	[G]		(2,237)

Total equity	13,557	(3,295)		874		1,429	12,565

Total liabilities and equity	$31,421	$(4,768)		$(455)		$1,429	$27,627

NORTHROP GRUMMAN CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)
Statements of Operations and Financial Position
A.
The adjustment reflects the March 31, 2011 distribution of the assets, liabilities, and results of operations historically reported in the company’s Shipbuilding segment, which will be operated by HII after the spin-off. As part of the spin-off, the company completed a pro rata distribution of HII’s common stock to its shareholders.

Statements of Operations-Other Adjustments
B.
The adjustment eliminates intercompany sales and service revenues of $8 million, $9 million and $9 million for the years ended December 31, 2010, 2009 and 2008, respectively, which were historically recorded within the Shipbuilding segment results. The intercompany sales and service revenues and associated costs described in Note C below were eliminated in consolidation and therefore not included in the Northrop Grumman Consolidated amounts.

C.
The adjustment to cost of sales and service revenues reflects the following: i) the net pension and post-retirement benefits adjustment associated with Shipbuilding employees and retirees who participate in current Northrop Grumman retirement benefit plans, which were historically managed and recorded at the corporate office; ii) the assignment to Shipbuilding of non-recurring spin-off transaction costs incurred by the company; iii) the elimination of the intercompany cost of sales and service revenues associated with the intercompany sales and service revenues discussed in Note B; iv) the cash and share-based incentive compensation associated with Shipbuilding employees, which was historically managed and recorded at the corporate office; and v) the deferred state income taxes associated with Shipbuilding operations which were historically managed and recorded at the corporate office. The net pension and post-retirement benefits adjustment was $49 million, $88 million and $24 million for the years ended December 31, 2010, 2009 and 2008, respectively. The adjustment to assign non-recurring transaction costs to Shipbuilding was $28 million, $7 million and zero for the years ended December 31, 2010, 2009, and 2008, respectively. The elimination of intercompany cost of sales and service revenues adjustment was $7 million, $9 million and $8 million for the years ended December 31, 2010, 2009, and 2008, respectively. The cash and share-based incentive compensation adjustment was $3 million, $2 million and $3 million for the years ended December 31, 2010, 2009 and 2008, respectively. The deferred state income taxes adjustment was a credit of $7 million, $12 million and $4 million for the years ended December 31, 2010, 2009, and 2008, respectively.

In support of Shipbuilding’s contracts, Northrop Grumman and its subsidiaries provided products and services to Shipbuilding totaling $97 million, $100 million, and $73 million, for the years ended December 31 2010, 2009, and 2008, respectively. These products and services were recorded at cost without margin by Shipbuilding. Northrop Grumman’s profit margin rate for the type of work provided to Shipbuilding for the years ended December 31, 2010, 2009 and 2008, was approximately 13.4%, 12.6% and 13.4%, respectively. Now that the spin-off is complete, the company will begin negotiations with HII on the terms of future subcontract work to be performed by the company. Because the terms of such work have not been negotiated and the ultimate margin rates to be paid by HII are unknown, the company has not included any pro forma adjustments for incremental subcontract revenue.

D.
The adjustment reflects financing costs of $2 million incurred in redeeming Shipbuilding’s external debt in 2010, and the elimination of intercompany interest of $27 million in each of the years ended December 31, 2010, 2009 and 2008, both of which were historically recorded within the Shipbuilding segment results. The intercompany interest expense included in the Shipbuilding results was eliminated in consolidation and therefore not included in the Northrop Grumman Consolidated amounts.

E.
Federal income taxes have not been historically allocated to Shipbuilding as they were centrally managed and recorded at the corporate office. The pro forma adjustment reflects the effective tax rates of 40.1%, 30.4%, and 27.9% applied to the earnings (loss) before income taxes for Shipbuilding plus the Other Adjustments for the years ended December 31, 2010, 2009 and 2008, respectively. For 2008, the $2,490 million non-deductible non-cash goodwill impairment charge was excluded from Shipbuilding segment results in determining the effective tax rate.

F.
For 2008 when the company reported a loss, basic weighted average shares outstanding of 334.5 million shares were used because use of the diluted average shares outstanding of 341.6 million shares would have had an anti-dilutive effect.

Statement of Financial Position-Other Adjustments
G.
The adjustments reflect the allocation of amounts that were historically managed and recorded at the corporate office that pertain to Shipbuilding including: i) deferred income taxes consisting of a $301 million net current deferred tax asset, a $121 million net long-term deferred tax liability and $338 million included in accumulated other comprehensive loss related to unamortized retirement benefit plan costs (see Note B above) associated with the Shipbuilding tax provision; ii) employee benefit plan-related assets and liabilities consisting of other assets of $154 million, other current liabilities of $173 million, pension and post-retirement liabilities of $947 million, other long-term liabilities of $25 million and unamortized retirement benefit plan costs of $858 million included in accumulated other comprehensive loss associated with Shipbuilding employees; and, iii) certain other current liabilities consisting of group insurance liabilities of $48 million and litigation settlement reserves of $15 million.